                                                                   EXHIBIT 10.27



                           STOCK AND WARRANT PURCHASE
                            AND REDEMPTION AGREEMENT

         This STOCK AND WARRANT PURCHASE AND REDEMPTION AGREEMENT, dated as of February 12, 2002 (the "AGREEMENT"), is entered into by and among THANE INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), PARIBAS NORTH AMERICA, INC. ("PARIBAS NORTH AMERICA"), PARIBAS CAPITAL FUNDING LLC ("PARIBAS CAPITAL FUNDING" and, together with Paribas North America, the "PARIBAS ENTITIES"), and H.I.G. DIRECT MARKETING HOLDINGS, INC. (f/k/a H.I.G. Infomercial Company), a Cayman Islands company ("H.I.G.").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, in connection with (i) that certain Credit Agreement, dated as of June 10, 1999 (as amended, the "CREDIT AGREEMENT"), by and among the Company, the banks party thereto and BNP Paribas (f/k/a Paribas), an affiliate of the Paribas Entities, as Agent, and (ii) that certain Senior Subordinated Loan Agreement, dated as of June 10, 1999 (as amended, the "SUBORDINATED LOAN AGREEMENT"), by and among the Company, Paribas Capital Funding and the banks party thereto, the Company issued to the Paribas Entities certain common stock purchase warrants (the "PARIBAS WARRANTS") to purchase, in the aggregate, 123,889 shares of the Company's Class B Common Stock, par value $.0001 per share (the "CLASS B COMMON STOCK"); and

         WHEREAS, the Paribas Entities wish for the Company and its affiliates to enter into certain financing arrangements with Congress Financial Corporation (Florida) (the "REFINANCING ARRANGEMENTS"), pursuant to which all outstanding debt obligations of the Company and its affiliates under the Credit Agreement and the Subordinated Loan Agreement will be paid in full in advance of maturity; and

         WHEREAS, as an inducement to the Company to enter into the Refinancing Arrangements, the Paribas Entities have agreed to sell, and the Company has agreed to purchase, all of the Paribas Warrants in exchange for the consideration set forth herein; and

         WHEREAS, H.I.G. currently owns 707,994 shares of the Company's Class A Common Stock, par value $.0001 per share (the "CLASS A COMMON STOCK"), of which 123,889 shares are subject to that certain Redemption Agreement, dated as of June 10, 1999 (the "REDEMPTION AGREEMENT"), by and between the Company and H.I.G.; and

         WHEREAS, as an inducement to the Company to enter into the Refinancing Arrangements and in satisfaction in full of its obligations under the Redemption Agreement, H.I.G. has agreed to allow the Company to redeem 99,111 of its shares of Class A Common Stock.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                        PURCHASE OF THE PARIBAS WARRANTS

         1.1 PURCHASE OF THE PARIBAS WARRANTS. Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined):

                  (a) Paribas North America agrees to sell to the Company, and the Company agrees to purchase from Paribas North America, all of the Paribas Warrants that were issued or issuable to Paribas North America pursuant to that certain Warrant Agreement, dated as of June 10, 1999 (as amended, the "PARIBAS NORTH AMERICA WARRANT AGREEMENT"), by and between the Company and Paribas North America.

                  (b) Paribas Capital Funding agrees to sell to the Company, and the Company agrees to purchase from Paribas Capital Funding, all of the Paribas Warrants that were issued or issuable to Paribas Capital Funding pursuant to that certain Warrant Agreement, dated as of June 10, 1999 (as amended, the "PARIBAS CAPITAL FUNDING WARRANT AGREEMENT" and, together with the Paribas North America Warrant Agreement, the "WARRANT AGREEMENTS"), by and between the Company and Paribas Capital Funding.

         1.2 PURCHASE PRICE. In full consideration for the sale of all of the Paribas Warrants to the Company by the Paribas Entities:

                  (a) The Company shall pay to the Paribas Entities a cash amount equal to $4,000,000 (the "CASH PURCHASE PRICE"). The Cash Purchase Price shall be payable on the date of the Closing by wire transfer of immediately available funds to an account or accounts specified by the Paribas Entities. The Cash Purchase Price shall be allocated $2,886, 656 to Paribas North America and $1,113,344 to Paribas Capital Funding.

                  (b) The Company shall issue to the Paribas Entities certain common stock purchase warrants (the "NEW WARRANTS") to purchase, in the aggregate, 24,778 shares of Class B Common Stock. The New Warrants shall be issued pursuant to that certain Warrant Agreement, substantially in the form attached hereto as EXHIBIT A (the "NEW WARRANT AGREEMENT"), and shall be subject to all of the rights and obligations pertaining to the New Warrants set forth therein. The New Warrants shall be allocated 17,881 to Paribas North America and 6,897 to Paribas Capital Funding. The Company anticipates completing a 32 for 1 stock split immediately prior to its acquisition of Reliant Interactive Media Corp. ("RELIANT"), and the number of shares of Class B Common Stock issuable upon the exercise of the New Warrants shall be adjusted in number to reflect such stock split. In addition, the Company has filed a registration statement on Form S-4 with the Securities and Exchange Commission in connection with the acquisition of Reliant, a copy of which is attached hereto as EXHIBIT B. Upon the closing of the acquisition of Reliant, the Company will (i) complete a reorganization of its capital stock pursuant to which all of its shares of Class A Common Stock and Class B Common Stock will become shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK"), and all securities, options or warrants that prior to such reorganization were convertible into, or represented the right to acquire, shares of Class A Common Stock or Class B Common Stock will become convertible into, or represent the right to acquire, shares of Common Stock, and (ii) become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Paribas Entities hereby agree that upon the consummation of the aforementioned reorganization, the New Warrants and the New Warrant Agreement shall be replaced with warrants and a warrant agreement with identical terms except that they shall reflect the right to receive Common Stock in lieu of Class B Common Stock so long as, at the time of such reorganization, the Paribas Entities shall hold less than five percent (5%) of the Common Stock, and the Paribas Entities will not be prohibited from holding Common Stock by Regulation Y of the Board of Governors of the Federal Reserve Board or any other law, statute, regulation or rule of any governmental authority.

         1.3 TERMINATION OF THE PARIBAS WARRANTS AND THE WARRANT AGREEMENTS. Upon the payment of the Purchase Price and the issuance of the New Warrants on the date of the Closing, the Company and the Paribas Entities hereby agree that
(a) the Paribas Warrants shall be terminated and of no further force and effect,
(b) the certificates representing the Paribas Warrants shall be cancelled, whether or not such certificates have been surrendered to the Company, and (c) the Warrant Agreements shall be terminated and of no further force or effect, and the Company and the Paribas Entities waive all of their respective rights and claims thereunder.

         1.4 CLOSING. The purchase and sale referred to in Section 1.1 (the "CLOSING") shall take place simultaneously with, and at the same location as, the consummation of the transactions contemplated by the Refinancing Arrangements.

                                   ARTICLE II
                                STOCK REDEMPTION

         2.1 STOCK REDEMPTION. Subject to the terms and conditions set forth in this Agreement, at the Closing H.I.G. shall transfer 99,111 of its shares of Class A Common Stock (the "H.I.G. STOCK") to the Company, and the Company shall redeem the H.I.G. Stock from H.I.G. in exchange for the Redemption Price (as hereinafter defined). The redeemed shares of H.I.G. Stock shall be held as treasury stock of the Company in full satisfaction of H.I.G.'s obligations under the Redemption Agreement.

         2.2 REDEMPTION PRICE. In full consideration for the redemption of the H.I.G. Stock, the Company shall pay to H.I.G. a cash amount equal to $0.0001 per share of H.I.G. Stock redeemed hereunder (the "REDEMPTION PRICE"). Such amount shall be payable on the date of the Closing by wire transfer of immediately available funds to an account or accounts specified by H.I.G.

         2.3 TERMINATION OF THE REDEMPTION AGREEMENT. Upon the payment of the Redemption Price on the date of the Closing, the Company and H.I.G. hereby agree that the Redemption Agreement will be terminated and of no further force or effect, and the Company and H.I.G. hereby waive all of their respective rights thereunder.

                                  ARTICLE III
                          CONDITIONS TO THE OBLIGATIONS
                 OF THE COMPANY, THE PARIBAS ENTITIES AND H.I.G.

         3.1 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, THE PARIBAS ENTITIES AND H.I.G. The obligations of the Company, the Paribas Entities and H.I.G. hereunder are conditioned upon the consummation of the transactions contemplated by the Refinancing Arrangements on or prior to March 15, 2002.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware applicable to agreements executed and to be performed solely within such State.

         4.2 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         4.3 NOTICES. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed to each of the parties hereto at the address set forth next to their name on the signature pages hereto or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

         4.4 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         4.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         4.6 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein and this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         4.7 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the Company, the Paribas Entities and H.I.G.

         4.8 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         4.9 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Stock and Warrant Purchase and Redemption Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

NOTICE ADDRESS:                                THANE INTERNATIONAL, INC.

78-140 Calle Tampico
La Quinta, CA 92253                            By: /s/ William F. Hay
Attention:  William F. Hay                        -----------------------------
            Kandy Lee Allen, Esq.                 Name: William F. Hay
Telephone: (760) 777-0217                         Title: President
Facsimile:   (760) 777-0214

with a copy to:

H.I.G. Direct Marketing Holdings, Inc.
c/o HIG Capital Management, L.L.C.
1001 Brickell Bay Drive, 27th Floor
Miami, Florida 33131
Attention:  Steven Martinez
Telephone:  (305) 379-2322
Facsimile:  (305) 379-2013

and a copy to:

White & Case LLP
200 South Biscayne Boulevard
Miami, Florida 33131
Attention:  Jorge L. Freeland, Esq.
            James M. Moakley, Esq.
Telephone:  (305) 995-5247
Facsimile:  (305) 358-5744


      [STOCK AND WARRANT PURCHASE AND REDEMPTION AGREEMENT SIGNATURE PAGE]

NOTICE ADDRESS:                                PARIBAS NORTH AMERICA, INC.

787 Seventh Avenue
New York, New York 10019                       By /s/ George T. Deason
Attention:  Edward Irwin                         ------------------------------
Telephone: (212) 841-2000                        Name: George T. Deason
Facsimile:  (212) 841-2363                       Title: Vice President

with a copy to:

O'Melveny & Myers LLP
153 E. 53rd Street
New York, New York 10022
Attention:  Barry Levinson, Esq.
Telephone:  (212) 326-2203
Facsimile:  (212) 326-2061


NOTICE ADDRESS:                                PARIBAS CAPITAL FUNDING LLC

787 Seventh Avenue
New York, New York 10019                       By /s/ Steve Alexander
Attention:  Michael Weinberg                     ------------------------------
Telephone: (212) 841-2000                        Name: Steve Alexander
Facsimile:  (212) 841-2363                       Title: Director

with a copy to:

Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601
Attention:  Christopher Butler, Esq.
Telephone:  (312) 861-2298
Facsimile:  (312) 861-2200

      [STOCK AND WARRANT PURCHASE AND REDEMPTION AGREEMENT SIGNATURE PAGE]

NOTICE ADDRESS:                                      H.I.G. DIRECT MARKETING
                                                     HOLDINGS, INC.

c/o HIG Capital Management, L.L.C.
1001 Brickell Bay Drive, 27th Floor                  By: Anthony A. Tamer
Miami, Florida 33131                                    -----------------------
Attention:  Steven Martinez                             Name: Anthony A. Tamer
Telephone:  (305) 379-2322                              Title: President
Facsimile:  (305) 379-2013

with a copy to:

White & Case LLP
200 South Biscayne Boulevard
Miami, Florida 33131
Attention:  Jorge L. Freeland, Esq.
            James M. Moakley, Esq.
Telephone:  (305) 995-5247
Facsimile:  (305) 358-5744











      [STOCK AND WARRANT PURCHASE AND REDEMPTION AGREEMENT SIGNATURE PAGE]

                                                                       EXHIBIT A

                                WARRANT AGREEMENT

                                 by and between

                           THANE INTERNATIONAL, INC.,


                           PARIBAS NORTH AMERICA, INC.


                                       and

                           PARIBAS CAPITAL FUNDING LLC

                         dated as of ____________, 2002

                                WARRANT AGREEMENT

                  THIS WARRANT AGREEMENT, dated as of ____________, 2002 (as amended, modified and supplemented from time to time, this "AGREEMENT"), is entered into by and between THANE INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), PARIBAS NORTH AMERICA, INC. ("PARIBAS NORTH AMERICA"), and PARIBAS CAPITAL FUNDING LLC ("PARIBAS CAPITAL FUNDING" and, together with Paribas North America, the "PURCHASERS").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, on February ___, 2002, the Company, the Purchasers and H.I.G. Direct Marketing Holdings, Inc. ("H.I.G."), entered into that certain Stock and Warrant Purchase and Redemption Agreement (the "REPURCHASE AGREEMENT"), pursuant to which the Company repurchased from the Purchasers those certain common stock purchase warrants to purchase, in the aggregate, 123,889 Class B Shares of the Company (the "OLD WARRANTS"); and

                  WHEREAS, as partial consideration for the repurchase of the Old Warrants, the Company has agreed to issue and sell to the Purchasers, on the date hereof, certain common stock purchase warrants, as hereinafter described (the "WARRANTS"), to purchase initially, in the aggregate, 24,778 Class B Shares of the Company, subject to adjustment as set forth herein and in the Warrant Certificates (as hereinafter defined), and with all rights and obligations thereto as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                   SECTION 1.
                                  DEFINED TERMS

                  The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

                  "1933 ACT" shall mean the Securities Act of 1933, as amended.

                  "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "ADDITIONAL SHARES" shall mean any shares of Common Stock issued after the date hereof except (i) Common Stock issued upon the exercise of any Warrant, (ii) securities issued by the Company on or prior to the Closing Date (and securities issued upon the direct or indirect conversion or exercise of any securities issued by the Company on or prior to the Closing Date), (iii) shares of Common Stock (including shares issuable upon the exercise or exchange of warrants or options to acquire shares of Common Stock) issued solely to the Company's (or any of its subsidiaries') employees or directors pursuant to a stock option or ownership plan or program or any stock issuance arrangement adopted by the Company's Board of Directors on or prior to the date hereof up to, and including, five percent (5%) of the Company's total common equity determined on a Fully Diluted Basis as of the date hereof, (iv) Equity Securities issued pursuant to Section 10 of this Agreement, (v) securities issued by the Company in connection with its acquisition of Reliant, including but not limited to securities issued by the Company pursuant to any incentive compensation arrangements with the stockholders of Reliant, and (vi) shares to be issued by the Company in connection with its Initial Public Offering.

                  "AFFILIATE" shall mean, as applied to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" shall have the meaning provided in the preamble of this Agreement.

                  "APPLICABLE LAW" shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

                  "AUTHORIZED OFFICER" shall mean the Chief Executive Officer or the Chief Financial Officer of the Company.

                  "BOARD" shall have the meaning set forth in Section 9(a).

                  "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which in the City of New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

                  "CERTIFICATE" shall mean the Certificate of Incorporation of the Company, as amended through the date hereof.

                  "CLASS A SHARES" shall mean the Company's Class A Voting Common Stock, par value $.0001 per share.

                  "CLASS B SHARES" shall mean the Company's Class B Non-Voting Common Stock, par value $.0001 per share.

                  "CLOSING DATE" shall mean the initial date of issuance of Warrants under this Agreement.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

                  "COMMON STOCK" shall mean the Class A Shares, the Class B Shares and any other equity of the Company which is not limited to a fixed sum or stated value in respect of the rights of the holders thereof to participate in dividends or distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Company or any other securities of the Company into which such Common Stock or such other securities shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization.

                  "COMMON STOCK PER SHARE MARKET VALUE" shall mean the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

                  "COMPANY" shall have the meaning provided in the preamble of this Agreement.

                  "DEMAND REQUEST" has the meaning set forth in Section 15.1(a).

                  "DEMAND REGISTRATION" shall mean any registration requested pursuant to Section 15.1 by the Purchasers.

                  "EQUITYHOLDERS AGREEMENT" shall mean that certain Equityholders Agreement, dated as of June 10, 1999, by and among the Company, the Purchasers and the investors party thereto (as amended, modified and supplemented from time to time).

                  "EQUITY SECURITIES" shall mean (i) all shares of capital stock of the Company, including all Common Stock, (ii) all securities (debt or equity) convertible into or exchangeable for shares of capital stock of the Company and
(iii) all options, warrants, and other rights to purchase or otherwise acquire from the Company (A) shares of capital stock of the Company or (B) securities convertible into or exchangeable for shares of capital stock of the Company, now or hereafter issued by the Company (including any Equity Securities issued or issuable with respect thereto, whether by dividend, split, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization, or upon conversion or exchange therefor).

                  "EQUIVALENT NONVOTING SECURITY" shall mean, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such first security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by Applicable Law or with respect to any amendment or repeal of any provision of the Organizational Documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Holder may request (including any restriction necessary to prevent the violation by such Regulated Holder of any provision of Applicable Law with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock or unit splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause (b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Holder to violate Applicable Law.

                  "EXERCISE PRICE" shall have the meaning provided in Section 5.

                  "EXPIRATION DATE" shall have the meaning provided in Section
5.

                  "FULLY DILUTED BASIS" shall mean, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, after giving effect to (a) all shares of Common Stock outstanding at the time of determination and (b) without duplication, all shares of Common Stock issuable upon the exercise, exchange or conversion of Equity Securities to purchase or exchangeable or convertible into Common Stock which are outstanding at the time of determination and then so convertible or exchangeable at a conversion or exchange price equal to or less than the Market Price at such time.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

                  "H.I.G." shall have the meaning provided in the recitals of this Agreement.

                  "HOLDER" means any Purchaser (so long as it holds of record any Warrants or Warrant Shares) and any other registered holder of any of the Warrants or Warrant Shares.

                  "INDEPENDENT FINANCIAL EXPERT" means a nationally recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (c) that has not been retained during the preceding two years by the Company for any purpose, and (d) that is otherwise qualified to serve as an independent financial advisor. Any such Person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

                  "INITIAL PUBLIC OFFERING" means the Company's first underwritten public offering pursuant to an effective registration statement under the 1933 Act covering the offer and sale of Common Stock to the public.

                  "LOSSES" shall have the meaning provided in Section 15.6(a).

                  "MARKET PRICE" shall mean, with respect to a share of Common Stock on any Business Day:

                  (a) if the Common Stock is Publicly Traded at the time of determination, the average of the closing prices on such day of the

         Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on NASDAQ as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which "Market Price" is being determined and the nineteen consecutive Business Days prior to such day; or

                  (b) if the Common Stock is not Publicly Traded at the time of determination, the Common Stock Per Share Market Value.

                  "MARKET VALUE" shall mean the price that would be paid for the entire common equity of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority interest and giving effect to any value attributed to the rights of the Holders to receive dividends and distributions as provided in Section 10 hereof) and determined in accordance with the Valuation Procedure, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (a) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis, shall be deemed to have been received by the Company and (b)(i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis and (ii) any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or canceled.

                  "MISSTATEMENT/OMISSION" shall have the meaning provided in
Section 15.6(a).

                  "NASDAQ" shall mean the National Association of Securities Dealers, Inc., Automated Quotation System.

                  "NEW COMMON STOCK" shall have the meaning provided in Section 11(a).

                  "OLD WARRANTS" shall have the meaning provided in the recitals of this Agreement.

                  "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation or certificate of formation, as filed or recorded with an applicable Governmental Authority or (b) governs the internal affairs of such Person, including its bylaws, operating agreement, regulations or partnership agreement, in each case as amended, supplemented or restated.

                  "PARIBAS CAPITAL FUNDING" shall have the meaning provided in the preamble of this Agreement.

                  "PARIBAS NORTH AMERICA" shall have the meaning provided in the preamble of this Agreement.

                  "PERMITTED TRANSFEREE" shall mean any Affiliate of any Holder or any officer, director, partner or employee of any Holder.

                  "PERSON" or "PERSONS" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "PIGGYBACK REGISTRATION" shall have the meaning provided in
Section 15.2(a).

                  "PUBLICLY TRADED" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

                  "PURCHASERS" shall have the meaning provided in the preamble of this Agreement.

                  "REGISTRABLE SECURITIES" means (i) any and all shares of Common Stock issued or issuable upon the exercise of the Warrants pursuant to this Agreement, and (ii) any securities issued or issuable with respect to such Common Stock referred to in clause (i) above by way of dividends or splits or in connection with a combination of units, membership interests, securities, shares, recapitalization, merger, consolidation, or other reorganization or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the 1933 Act even if thereafter they are reacquired by the Purchasers or any of their respective Affiliates or sold to the public through a broker, dealer or market maker in compliance with Rule 144(k) under the 1933 Act or any successor rule. The foregoing notwithstanding, a security will not cease to be a Registrable Security until all stop transfer instructions or notations and, if requested by the registered Holder, restrictive legends with respect to such security have been lifted or removed. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the rights to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

                  "REGISTRATION STATEMENT" means any registration statement (including a shelf registration) under the 1933 Act of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "REGULATED HOLDER" means any Holder (i) that, directly or indirectly because of its ownership by an entity that is subject to Regulation Y, is subject to the provisions of Regulation Y and (ii) that holds shares of Common Stock or Warrants to purchase shares of Common Stock.

                  "REGULATION Y" means Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

                  "RELIANT" shall mean Reliant Interactive Media Corp., a Nevada corporation.

                  "REORGANIZATIONS" shall have the meaning provided in Section 9(d).

                  "REPURCHASE AGREEMENT" shall have the meaning provided in the recitals of this Agreement.

                  "REQUISITE HOLDERS" means Holders holding Warrants and/or Warrant Shares representing at least a majority of all Warrant Shares issued or issuable upon exercise of Warrants outstanding on the date of determination.

                  "SECTION 11(d) TRANSACTION" shall have the meaning provided in
Section 11(d).

                  "VALUATION PROCEDURE" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the Holders) made (i) by agreement among the Company and the Requisite Holders within 20 days following the event requiring such determination or (ii) in the absence of such an agreement, by an Independent Financial Expert selected in accordance with the further provisions of this definition. If required, an Independent Financial Expert shall be selected within five days following the expiration of the 20-day period referred to above, either by agreement among the Company and the Requisite Holders or, in the absence of such agreement, by lot from a list of four potential Independent Financial Experts remaining after the Company nominates three, the Requisite Holders nominate three, and each side eliminates one potential Independent Financial Expert. The Independent Financial Expert shall be instructed by the Company and the Requisite Holders to make its determination within 20 days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid by the Company unless the Independent Financial Expert's determination pursuant to the Valuation Procedure is within 10% of the amount proposed by the Company in connection with the Valuation Procedure and not agreed to by the Requisite Holders, in which case such fees and expenses shall be paid 50% by the Holders (on a PRO RATA basis) participating in the transaction to which the determination relates and 50% by the Company.

                  "WARRANT CERTIFICATES" shall have the meaning provided in
Section 2.

                  "WARRANT DOCUMENTS" means this Agreement and the Warrant Certificates.

                  "WARRANT NUMBER" shall have the meaning provided in Section 9.

                  "WARRANT SHARES" means (a) the shares of Common Stock issued or issuable upon exercise of a Warrant in accordance with Section 5 or upon exchange of a Warrant in accordance with Section 5 and shares of Common Stock issuable upon a future exercise or exchange for such securities, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Company distributed with respect to, or issued upon the conversion of, the securities referred to in the preceding clauses (a) and (b).

                  "WARRANTS" shall have the meaning provided in the recitals of this Agreement.

                                   SECTION 2.
                  SALE AND ISSUANCE OF WARRANTS; WARRANT SHARES

                  The Company hereby sells to the Purchasers and the Purchasers hereby purchase from the Company, subject to the conditions and restrictions contained in this Agreement, the Warrants for good and valuable consideration, receipt of which is hereby acknowledged. The Company will issue and deliver on the date hereof certificates evidencing the Warrants (the "WARRANT CERTIFICATES"). Warrant Certificates shall be dated the date of issuance by the Company. Each Warrant to be issued on the date hereof under this Agreement shall entitle the Holder thereof to exercise such Warrant for one Class B Share.

                                   SECTION 3.
                       EXECUTION OF WARRANT CERTIFICATES;
                    MUTILATED OR MISSING WARRANT CERTIFICATES

                  Each Warrant Certificate shall be manually signed on behalf of the Company by (a) its President or a Vice President and (b) its Secretary or an Assistant Secretary.

                  In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, upon request of the Holder of any such Warrant Certificate, issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate.

                                   SECTION 4.
                   REGISTRATION/RESERVATION OF WARRANT SHARES

                  The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. The Warrants shall be registered initially in such name or names as the Purchasers shall designate.

                  The Company shall at all times reserve and keep available shares of each class of Common Stock, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants and the subsequent conversion of such Warrant Shares, the maximum number of Class A Shares and Class B Shares which may then be deliverable upon the exercise of all outstanding options, warrants (including the Warrants) or other securities convertible into or exchangeable for Common Stock.

                  The Company covenants that all Warrant Shares and other equity interests issued upon exercise of Warrants or upon conversion of Warrant Shares will, upon payment of the Exercise Price therefor (in the case of an exercise of Warrants) and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  If and so long as any outstanding Common Stock may be listed on any securities exchange in the United States or quoted NASDAQ, the Company shall use its best efforts to cause all reserved Warrant Shares to be listed or quoted on each such exchange upon official notice of issuance upon such exercise.

                                   SECTION 5.
                         WARRANTS; EXERCISE OF WARRANTS

                  Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time during the period commencing on the date hereof and ending at 5:00 p.m., New York time, on ____________, 2012 (the "EXPIRATION DATE"), to receive from the Company the number of fully paid Warrant Shares which the Holder may at the time be entitled to receive on exercise of the Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time; PROVIDED that the occurrence of the Expiration Date shall not relieve the Company of any obligation to any Holder which arose pursuant to the terms of this Agreement prior to such date.

                  The price at which each Warrant shall be exercisable (the "EXERCISE PRICE") shall be an amount per Warrant Share equal to the par value per Class B Share.

                  A Warrant may be exercised upon surrender to the Company, at its address set forth on the signature pages hereto, of the Warrant Certificate or Warrant Certificates to be exercised with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price may be made, at the option of the applicable Holder, (i) by cash, certified or bank cashier's check or wire transfer, (ii) by surrendering to the Company the number of Warrants which, when exercised, would entitle the Holder thereof to that number of Warrant Shares which is equal to (A) such aggregate Exercise Price divided by (B) the Market Price, (iii) by surrendering to the Company the number of shares of Common Stock which is equal to (A) such aggregate Exercise Price divided by (B) the Market Price or (iv) any combination of the foregoing.

                  Subject to the provisions of Sections 6 and 8, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with, at the sole option of the Holder, cash for fractional Warrant Shares as provided in Section 7. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and the purchase form attached thereto and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

                  Upon receipt by the Company of such Warrant and such purchase form attached thereto, together with the Exercise Price, at the office of the Company, in proper form for exercise, the Holder thereof shall be deemed to be the holder of record of the shares of Common Stock specified in such purchase form, notwithstanding that the transfer books of the Company shall then be closed or that certificates (if any) representing the Warrant Shares shall not then be actually delivered to the Holder.

                  Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this
Section 5 and of Section 2.

                  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

                                   SECTION 6.
                                PAYMENT OF TAXES

                  The Company will pay all taxes and other governmental charges (including all documentary stamp taxes, but excluding all foreign, federal, state or local income taxes payable by a Holder) in connection with the issuance or delivery of the Warrants hereunder, including all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

                                   SECTION 7.
                              FRACTIONAL INTERESTS

                  The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall, at the Holder's option, pay an amount in cash equal to the fair market value (as agreed upon by the Company and the Holder based upon (a) if any shares of Common Stock are then Publicly Traded, the current market price per share of Common Stock, or (b) otherwise, the price per share that would be paid by a willing buyer to a willing seller for the entire common equity of the Company, using valuation techniques then prevailing in the securities industry.

                                   SECTION 8.
                         LIMITATIONS ON CERTAIN HOLDERS

                  Notwithstanding anything in this Agreement or any Warrant Certificate to the contrary, no Regulated Holder and no transferee of such Regulated Holder, may exercise the Warrants for a number of Warrant Shares which would permit such Regulated Holder, together with its Affiliates and transferees, to own or control a number of Warrant Shares greater than that permitted by Applicable Law including, without limitation, Regulation Y.

                                   SECTION 9.
                             ADJUSTMENT OF NUMBER OF
                   WARRANT SHARES ISSUABLE AND EXERCISE PRICE

                  The number of Warrant Shares issuable upon the exercise of each Warrant (the "WARRANT NUMBER") is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of any event enumerated in, or as otherwise provided in, this Section 9.

                  (a)      ADJUSTMENT FOR CHANGE IN EQUITY.  If the Company:

                           (i) subdivides or reclassifies its outstanding shares
                  of Common Stock into a greater number of shares of capital stock or declares a stock dividend on its Common Stock in shares of its capital stock;

                           (ii) combines or reclassifies its outstanding shares
                  of Common Stock into a smaller number of shares; or

                           (iii) issues, by reclassification of its Common
                  Stock, any capital stock;

then the Warrant Number in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised may receive, at no additional cost to such Holder, the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification and shall become effective immediately after the record date in the case of a dividend. Such adjustment shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (the "BOARD") shall in good faith determine the allocation of each adjusted Exercise Price between or among shares of such classes of capital stock, which shall be reasonably approved by the Requisite Holders.

                  (b) ADDITIONAL ISSUANCE. If the Company at any time shall issue any Additional Shares at a price less than the Market Price or any other Equity Securities which are exercisable or convertible for, exchangeable into or otherwise providing the right to acquire Additional Shares at an exercise or conversion, exchange or other effective price less than the Market Price, the Warrant Number after such issuance shall be determined by multiplying the Warrant Number by a fraction, (i) the denominator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately prior to such issuance plus the number of shares that the aggregate consideration to be received by the Company for the total number of such Additional Shares issued or to be issued in connection with the conversion or exercise of other Equity Securities (including the issue price of any such other Equity Securities) would purchase at the Market Price and (ii) the numerator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately after such issuance. Shares of Common Stock owned by or held for the account of the Company or any Subsidiary of the Company on such date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur. If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be Additional Shares or other Equity Securities subject to this subsection (b), the consideration allocated to each such security shall be determined in good faith by the Board of Directors of the Company.

                  (c) WHEN DE MINIMIS ADJUSTMENT DEFERRED. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least one-tenth of one percent in the Warrant Number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this
Section 9 shall be made to the nearest 1/10th of a share.

                  (d) NOTICE OF ADJUSTMENT. Whenever the Warrant Number is adjusted, the Company shall provide the notices required by subsection 11(a) hereof. Whenever the Warrant Number is required to be adjusted, as herein provided, the Company shall mail by first class, postage prepaid, to each Holder, notice of such adjustment or adjustments and a certificate of a firm of nationally recognized independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the Warrant Number after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  (e) REORGANIZATIONS. In case of any capital reorganization or the consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of all or substantially all of the property or assets of the Company (collectively, such actions being hereinafter referred to as "REORGANIZATIONS"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock, units, membership or partnership interests or other securities or property to which a Holder of the number of Warrant Shares that would otherwise have been deliverable upon the exercise of such Warrant, would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other securities or property thereafter deliverable upon exercise of Warrants. The Company shall not effect or permit any such Reorganization unless (i) the successor entity resulting from such Reorganization or the Person purchasing such assets is a corporation duly organized and validly existing under the laws of a state of the United States and (ii) prior to or simultaneously with the consummation of such Reorganization the successor entity (if other than the Company) resulting from such Reorganization or the Person purchasing such assets shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder(s) in a form substantially similar hereto, the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement. No non-cash distributions of Equity Securities shall be made to a Regulated Holder or its Affiliate or transferee which would cause such Regulated Holder, Affiliate or transferee to be in violation of any Applicable Law.

                  (f) FORM OF WARRANTS. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

                  (g) ADJUSTMENTS IN OTHER SECURITIES. If as a result of any event or for any other reason, any adjustment is made which increases the number of shares of Common Stock issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any Equity Securities outstanding on the Closing Date, then a corresponding adjustment shall be made hereunder to adjust the number of shares of Common Stock issuable upon exercise of the Warrants, but only to the extent that no such adjustment has been made pursuant to subsection 9(a) with respect to such event or for such other reason.

                  (h) OTHER DILUTIVE EVENTS. If any company action shall occur as to which the provisions of this Section 9 are not strictly applicable but as to which the failure to make any adjustment would adversely affect the purchase rights or value represented by the Warrants in accordance with the essential intent and principles of this Section 9 (which are to place the Holder in a position as nearly equal as possible to the position the Holder would have occupied had the Holder purchased shares of Common Stock on the date hereof (and holders of Class A Shares and Class B Shares are to be treated equally except with respect to voting rights)) then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) to give their written advice upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 9, necessary to preserve, without dilution, the purchase rights represented by Warrants. Upon receipt of such written advice, the Company will promptly mail a copy thereof to Holders and will make the adjustments described therein.

                  (i) EXERCISE PRICE ADJUSTMENT. Whenever the Warrant Number is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted in accordance with the principles set forth in Section 5.

                  (j) DISSOLUTION, LIQUIDATION OR WINDING UP. Notwithstanding any other provision of this Agreement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each Holder shall be entitled to share, with respect to the Warrant Shares issuable upon exercise of the Holder's Warrants, equally and ratably in any cash or non-cash distributions payable to holders of Common Stock, less the aggregate Exercise Price payable upon the exercise of such Warrants. The Company shall give notice to each Holder at the earliest practicable time (and, in any event, not less than 20 days before the date of such dissolution, liquidation or winding-up, as the case may be) and each Holder of outstanding Warrants shall be entitled to share equally and ratably in any cash or noncash distributions payable to holders of Common Stock. In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall hold in escrow any funds or other property which a Holder is entitled to receive in respect of such Holder's Warrant Shares at the time of any distribution. No such Holder will be entitled to receive payment of any such distribution until such

Holder has surrendered the Warrant Certificates evidencing such Warrant to the Company. From and after such voluntary or involuntary dissolution, liquidation or winding up with respect to the Company, all rights of the Holders, except the right to receive such distribution, without interest, upon the surrender of the Warrant Certificates, shall cease and terminate and such Warrants shall not thereafter be transferred (except with the consent of the Company) and such Warrants shall not be deemed to be outstanding for any other purpose whatsoever. For the purposes of this Agreement, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company, nor the consolidation or merger of the Company with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, with respect to the Company.

                  (k) MISCELLANEOUS. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Holders shall become entitled to purchase any securities of the Company other than, or in addition to, Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9, and the provisions of Sections 5, 6, 7 and 8 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

                  (l) REGULATED HOLDERS. If the receipt by such Regulated Holder of Warrant Shares (or any security included therein) upon any exercise or exchange pursuant to this Section 9 or the receipt of any dividend or distribution pursuant to Section 10 would cause such Regulated Holder to violate any provision of Applicable Law with respect to its ownership of securities of the Company, then at the option of such Holder (i) the Company shall cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such securities in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such securities sufficient in the written opinion of counsel to such Regulated Holder (which may be internal counsel) needed to prevent such exercise or exchange or the receipt of such dividend or distribution from causing the ownership of the equity or voting securities of such Regulated Holder to exceed the quantity of such equity as such Regulated Holder is permitted under Applicable Law to own, or (ii) the Company will use its best efforts (including using its best efforts to cause its Certificate to be amended) to create an Equivalent Nonvoting Security with respect to Warrant Shares (or any such security included therein) which would not cause the Regulated Holder to violate any provision of Applicable Law, and such Regulated Holder shall be entitled to receive upon such exercise or exchange, in lieu of such number (as it shall specify) of shares of Common Stock or other Warrant Shares (or any such security included therein) otherwise receivable by such Regulated Holder, the same number of shares or other units of such Equivalent Nonvoting Security.

                                  SECTION 10.
               PAYMENTS IN RESPECT OF DIVIDENDS AND DISTRIBUTIONS

                  If the Company pays any dividend or makes any distribution (whether in cash, property or securities of the Company) payable to the holders of Common Stock, then the Company shall simultaneously pay to each Holder of Warrants, other than to any Holder of Warrants delivering a written notice to the Company within 10 Business Days of the notice delivered to such Holder pursuant to Section 11(d) hereof, an amount equal to the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such dividend or distribution (and any Class B Share had been immediately converted into a Class A Share) or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution are to be determined; PROVIDED HOWEVER, that in the event the receipt by any Holder of any such asset distribution would result in a violation of Applicable Law applicable to such Holder, such Holder shall be entitled to receive an amount of cash in lieu of such asset distribution equal to the fair market value of the asset distribution which would otherwise be received by such Holder.

                                  SECTION 11.
                                    COVENANTS

         (a)      NOTICES OF CERTAIN ACTIONS. In the event that the Company:

                  (i) shall have authorized the issuance of rights or warrants to subscribe for or purchase capital stock of the Company since the last notice delivered pursuant to this Section 11(a)(i) or the date hereof, whichever is later, or of any other subscription rights or warrants to purchase capital stock to holders of any type of capital stock of the Company since the last notice delivered pursuant to this
         Section 11(a)(i) or the date hereof, whichever is later; or

                  (ii) shall authorize a dividend or other distribution of evidences of its indebtedness, cash or other property or assets to holders of any type of capital stock of the Company; or

                  (iii) proposes to become a party to any consolidation or merger for which approval of any Stockholders of the Company will be required, or to a conveyance or transfer of all or substantially all of the properties and assets of the Company or of any capital reorganization or reclassification or change of any type of capital stock of the Company; or

                  (iv) commences a voluntary or involuntary dissolution, liquidation or winding up; or

                  (v) commences the Initial Public Offering; or

                  (vi) fails to comply with the provisions of this Agreement; or

                  (vii) proposes to take any other action which would require an adjustment pursuant to Section 9; or

                  (viii) sends any notice or information to the holders of Common Stock of the Company;

then the Company shall provide a written notice to each Holder stating (i) the date as of which the holders of record of capital stock are to be entitled to receive any such dividends, distributions, rights or warrants to subscribe for or purchase capital stock of the Company, (ii) the record date of such dividend or other distribution of evidence of its indebtedness, cash or other property or assets, (iii) the material terms of any such consolidation or merger and the expected effective date thereof, and the material terms of any such conveyance or transfer, and the date on which any such conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of capital stock will be entitled to exchange their capital stock for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up, (iv) the material terms of the Initial Public Offering (including a copy of any prospectus, registration statement or offering statement) and the expected effective date thereof, (v) the nature of the lack of compliance, any corrective action taken and any rights or remedies which such lack of compliance has bestowed on the Holders, and (vi) a notice as is required by Section 9(f). Such notice shall be given not later than ten (10) Business Days prior to the effective date (or the applicable record date, if earlier) of such event. Notwithstanding the foregoing or any other provision herein to the contrary, the parties hereto acknowledge and agree that the Company may consummate a reorganization of its Class A Shares and Class B Shares into shares of Company Common Stock, par value $.001 per share ("NEW COMMON STOCK"), in connection with the Company becoming subject to the reporting requirements of the 1934 Act, and the Warrants, at such time, shall become the right to purchase shares of New Common Stock without any further action by any party hereto so long as such transaction shall not be a Section 11(d) Transaction.

         (b) FINANCIAL STATEMENTS AND REPORTS. At any time that any Purchaser holds any Warrants and/or Warrant Shares, the Company shall furnish to the Purchasers, at any time that the Common Stock is not Publicly Traded:

                  (i) QUARTERLY REPORTS. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter and elapsed portion of the prior fiscal year and comparable budgeted figures for such period, all of which shall be certified by an Authorized Officer, subject to normal year-end audit adjustments and the absence of footnotes.

                  (ii) ANNUAL REPORTS. Within 120 days after the close of each fiscal year of the Company, (A) the consolidated and consolidating balance sheets of the Company and its subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such period and certified (x) in the case of the consolidating statements, an

         Authorized Officer, and (y) in the case of the consolidated statements of the Company and its subsidiaries, by any of the "big six" or "big four" or other independent certified public accountants of recognized national standing selected by the Company in its sole and absolute discretion, and (B) a management discussion and analysis of the results and operations and financial condition with respect to such period.

         (c) INFORMATION RIGHTS AND ACCESS RIGHTS. Each Holder shall have the right, whether or not such Holder has exercised or exchanged any Warrants, to receive lists of stockholders or other information respecting the Company and its subsidiaries as such Holder shall reasonably request, to inspect the books and records of the Company and its subsidiaries and to visit the properties of the Company and its subsidiaries, and to discuss the affairs, finances and accounts of the Company or its subsidiaries with, and be advised as to the same, by its and their officers. Nothing contained in this Agreement shall be construed as conferring upon any Holder, prior to its exercise of any Warrant, the right to vote or to consent or to receive notice as stockholders in respect of any meetings of stockholders or the election of directors of the Company or any other matter regarding the Company, or any rights whatsoever as stockholders of the Company, except as expressly provided hereunder or under Applicable Law.

         (d)      REGULATED HOLDERS.

                  (i) Notwithstanding any other provision of this Agreement to the contrary, except as provided in this subsection 11(d), without the prior written consent of any Regulated Holder, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire, convert or take any action (including any amendment to the Certificate) with respect to the voting rights of, or undertake any other action or transaction (including any merger, consolidation or recapitalization) affecting, any shares of its capital stock or other voting securities if the result of the foregoing would be to cause the ownership of the capital stock of the Company by such Regulated Holder, or the ownership of voting securities of the Company (or any class thereof) by such Regulated Holder, to exceed the quantity of such capital stock or voting securities (or any class thereof) that such Regulated Holder is permitted under Applicable Law to own. Any action or transaction referred to in the preceding sentence shall be referred to herein as a "SECTION 11(d) TRANSACTION." If the Company proposes to undertake any action or transaction which could constitute a Section 11(d) Transaction, it shall provide the Holders at least 15 days prior written notice thereof. If such action or transaction constitutes a
         Section 11(d) Transaction with respect to such Regulated Holder, then the Company shall delay undertaking such Section 11(d) Transaction for the purpose of using its best efforts to agree on a manner in which to restructure such action or transaction in a manner reasonably satisfactory to the Company and such Regulated Holder so that it no longer would constitute a Section 11(d) Transaction. If the Company and such Regulated Holder are unable to agree, within 20 days of the delivery of such written notice, upon a manner in which to so restructure such Section 11(d) Transaction, and such Section 11(d) Transaction is a bona fide action or transaction proposed by the Company in good faith, then the Company shall be permitted to undertake such Section 11(d) Transaction if prior to or concurrently with doing so, the Company shall, at the election of such Regulated Holder, (i) cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Warrants or Warrant Shares sufficient to prevent such Section 11(d) Transaction from causing the ownership of the capital stock or voting securities of such Regulated Holder to exceed the quantity of such capital stock as such Regulated Holder is permitted under Applicable Law to own or (ii) provide or cause to be provided for such Regulated Holder in connection with any such action or transaction a number of shares or other units of Equivalent Nonvoting Securities equal to the same number of Warrant Shares.

                  (ii) If it becomes unlawful for any Regulated Holder to continue to hold some or all of the Warrants or Warrant Shares held by it, or restrictions are imposed on any Regulated Holder by Applicable Law which, in the reasonable judgment of such Regulated Holder, make it unduly burdensome to continue to hold such Warrants or Warrant Shares, the Company shall (i) cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Warrants or Warrant Shares and (ii) at the request of such Regulated Holder, take all steps (including using its best efforts to cause its Certificate to be amended) necessary to create an Equivalent Nonvoting Security with respect to the Warrant Shares then held by such Regulated Holder and permit such Regulated Holder to exchange Warrant Shares for the same number of shares or other units of such Equivalent Nonvoting Security.

         (e) CURRENT PUBLIC INFORMATION. The Company will file all reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Holder may reasonably request, all to the extent required to enable such Holder to sell Warrant Shares pursuant to Rule 144 or Rule 144A adopted by the Commission under the 1933 Act. Upon request, the Company will deliver to any such Holder a written statement as to whether it has complied with such requirements.

         (f) PUBLIC DISCLOSURES. The Company will not disclose any Holder's name or identity as an investor in the Company in any press release or other public announcement, unless such disclosure is required by Applicable Law or governmental regulations (including in connection with any filings under the 1933 Act and the 1934 Act) or by order of a court of competent jurisdiction in which case prior to making such disclosure the Company will give written notice to such Holder describing in reasonable detail the proposed content of such disclosure and will permit the Holder to review and comment upon the form and substance of such disclosure.

         (g) CERTAIN RESTRICTIONS. The Company will not without the consent of the Requisite Holders, take any action, corporate or otherwise, the effect of which would be to alter, impair or affect adversely either the rights of the Holders or the duties and obligations of the Company under the Warrant Documents.

         (h) SPECIFIC PERFORMANCE. Each Holder shall have the right to specific performance by the Company of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by any Holder of the Warrants or Warrant Shares.

                                  SECTION 12.
                        REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to the Holders the following:

         (a) CORPORATE POWER AND AUTHORITY. The Company has the corporate power to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement. The Company has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         (b) NO VIOLATION. Neither the execution, delivery or performance by the Company of this Agreement, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any Applicable Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which the Company is a party or by which any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the organizational documents of the Company.

         (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 1,700,000 Class A Shares, (ii) 200,000 Class B Shares and (iii) 100,000 shares of preferred stock of the Company, par value $1.00 per share. As of the date hereof, of the 2,000,000 aggregate shares of the Company's capital stock authorized, (i) 918,922 Class A Shares are issued and outstanding, and (ii)(a) 90,000 Class A Shares are reserved for issuance pursuant to outstanding options granted under existing employee stock option plans and (b) 24,778 Class B Shares are reserved for issuance pursuant to outstanding warrants to purchase Class B Shares. As of the date hereof, there are no outstanding Class B Shares or preferred stock. As of the date hereof, not including the transactions contemplated by this Agreement, the only securities convertible, exchangeable or exercisable into shares of Common Stock, including outstanding options and warrants, are as described in detail on SCHEDULE 12(C), which Schedule includes the number and exercise prices of such convertible securities. As of the date hereof, each share of Common Stock that is issued and outstanding will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to nor issued in violation of any preemptive rights, and no Equity Securities were issued in violation of the 1933 Act, any state "blue sky" law or any other applicable securities laws.

                                  SECTION 13.
                             AMENDMENTS AND WAIVERS

         (a) CONSENT OF HOLDERS. No amendment, modification, termination or waiver of any provision of this Agreement and the Warrant Certificates or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Requisite Holders; PROVIDED, HOWEVER, that without the consent of each Holder affected, no amendment, modification, termination or waiver may:


                  (i) make any change to the definition of "REQUISITE HOLDERS";

                  (ii) make any change that adversely affects any Holder; or

                  (iii) make any change in the foregoing amendment and waiver provisions; or

                  (iv) make any change to Section 9 or 15 and the definitions relating thereto.

         In connection with any amendment, modification, termination or waiver under this Section 13, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment, modification, termination or waiver, consideration for such Holder's consent, so long as such consideration is offered PRO RATA to all Holders.

         (b) SOLICITATION OF HOLDERS. The Company will not effect any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Warrant Certificates unless each Holder (irrespective of the amount of Warrants or Warrant Shares then owned by it) shall be informed thereof by the Company prior to the effectuation thereof and shall be afforded the opportunity of considering the same and shall be supplied by the Company with information which is sufficient in the Company's reasonable discretion to enable such Holder to make an informed decision with respect thereto. Executed or true and correct copies of any amendment, modification, termination or waiver effected pursuant to the provisions of this Section 12 shall be delivered by the Company to each Holder of outstanding Warrants or Warrant Shares forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares. Any failure by the Company to deliver such copies shall not, however, in any way impair or affect the validity of any such amendment, modification, termination or waiver.

         (c) REVOCATION AND EFFECT OF CONSENTS. Until an amendment, modification, termination or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Warrant or Warrant Shares, even if notation of the consent is not made on any Warrant Certificate or stock certificate. However, any such Holder or subsequent Holder may revoke any such consent by notice to the Company received before the date on which the Requisite Holders have consented (and not theretofore revoked such consent) to such amendment, modification, termination or waiver.

         (d) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, modification, termination or waiver, which record date shall be at least ten
(10) Business Days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

                                  SECTION 14.
                                    TRANSFERS

         (a) PERMITTED TRANSFEREES. Each Holder shall be permitted, subject to the provisions of subsection 14(c) below and Applicable Law, to transfer any Warrants or Warrant Shares (and the rights relating thereto under this Agreement and the other Warrant Documents) to any Permitted Transferee.

         (b) LIMITATIONS ON TRANSFERS. In addition to the rights of transfer under Section 14(a), each Holder, subject to the provisions of subsections 14(c) below, shall be permitted to transfer any Warrants or Warrant Shares (and the rights relating thereto under this Agreement and the other Warrant Documents) to any other Person; PROVIDED that:

                  (i) such transfer is made pursuant to a registration statement under the 1933 Act or Rule 144 promulgated under the 1933 Act; or

                  (ii) such transfer is made to a Person pursuant to an exemption from the registration requirements of the 1933 Act; PROVIDED, that if such transfer is being made pursuant to an exemption from such registration requirements, then:

                           (A) the applicable transferee (or, in the case of an
                  account manager, the managed account on behalf of which the account manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act; and

                           (B) such transferee represents to the Company in
                  writing that it is acquiring such Warrants or Warrant Shares solely for its own account (or in the case of account managers, on behalf of managed accounts) and not as nominee or agent for any other Person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the 1933 Act), without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrants or Warrant Shares pursuant to a registration statement under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

         (c) WARRANT REGISTER. The Company shall promptly register the transfer of any outstanding Warrants in the Warrant register and any outstanding Warrant Shares in a share register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant or Warrant Share, as the case may be, shall be issued and delivered with all reasonable dispatch to the transferee(s) and such transferee(s) shall be deemed to have become the Holder(s) of record of such Warrant or Warrant Share, as the case may be, and the surrendered Warrant or Warrant Share, as the case may be, shall be canceled and disposed of by the Company.

         (d) TRANSFEREES TO BE BOUND. Each transferee acquiring Warrants or Warrant Shares pursuant to this Agreement shall agree (so long as any such Warrant Shares would continue to be Warrant Shares upon the consummation of such transfer) in writing to be bound by the provisions of this Agreement prior to or concurrently with any such acquisition of Warrants or Warrant Shares.

                                  SECTION 15.

                               REGISTRATION RIGHTS

         Section 15.1 DEMAND REGISTRATION.

         (a) REGISTRATION ON REQUEST.

                  (i) At any time following the earlier of the first anniversary of the Closing Date or 180 days following the effective date of the registration statement for an Initial Public Offering, upon the written request of the Purchasers for a registration of Registrable Securities (a "DEMAND REQUEST"), the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company, in accordance with the provisions of Section 15.4 hereof, will use its best efforts to effect the registration under the 1933 Act of the Registrable Securities of the Purchasers which the Company has been so requested to register in accordance with such Demand Request for disposition in accordance with the intended method or methods of disposition stated in such request, all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. The Purchasers may not request the Company to effect registration of Registrable Securities pursuant to this Section 15.1 on more than one occasion; provided that a registration shall not count as having been requested by the Purchasers until it has become effective. The Demand Request shall specify the approximate number of Registrable Securities of the Purchasers requested to be registered and the intended method or methods of disposition of such Registrable Securities.

                  (ii) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 15.1 shall not be deemed to be effected (A) if a Registration Statement with respect thereto shall not have become effective, (B) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or any court, and the result of such interference is to prevent the holders of Registrable Securities to be sold thereunder from disposing thereof in accordance with the intended methods of disposition, (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not be satisfied or waived with the consent of the underwriters of such Registrable Securities that were to have been sold thereunder, other than as a result of any breach by any such holder of its obligations thereunder or hereunder or (D) if the registration statement with respect thereto shall not have remained effective for a period of 180 days unless all of the Registrable Securities requested to be registered by the Purchasers have been sold prior to the expiration of such 180-day period.

                  (iii) REGISTRATION STATEMENT FORM. Registrations under this
         Section 15.1 shall be on such appropriate registration form of the Commission, including an offering on a continuous or delayed basis in the future of all or some portion of the Registrable Securities to the extent and under the terms and conditions set forth in the 1933 Act (a "SHELF REGISTRATION"), as shall be selected by the Company and as shall permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition specified in the Demand Request of the Purchasers. The Company agrees to include in any such registration statement all information which the holders of Registrable Securities being registered shall reasonably request. In the event the Company is not permitted to file a Demand Registration as a Shelf Registration or on Form S-3 because it is not current with its Commission filings or for any other reason, then the Company shall file such Demand Registration on Form S-1. If a Demand Registration is filed as a Shelf Registration, then the Company will use its best efforts keep such Shelf Registration filed pursuant to this Section 15.1 continuously effective for the period beginning on the date on which the Shelf Registration is declared effective and ending on the earlier of (a) the first date that there are no Registrable Securities and (b) the date as of which the Shelf Registration Statement has been effective for 180 days. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the 1933 Act and the policies, rules and regulations of the Commission as announced from time to time, or if reasonably requested by any holder of Registrable Securities or an underwriter of Registrable Securities, relating to any specific plan of distribution or method of sale, and shall use its best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

                  (iv) SELECTION OF UNDERWRITERS. If a requested registration pursuant to this Section 15.1 involves an underwritten offering, the managing underwriter or underwriters shall be selected by the Purchasers, such underwriter to be reasonably satisfactory to the Company.

                  (v) PRIORITY IN REQUESTED REGISTRATIONS. If a Demand Registration involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Purchasers, the Company will include in such Demand Registration to the extent of the number which the Company is so advised can be sold in such offering such securities in the following order: (A) FIRST, all Equity Securities (including any Registrable Securities which are proposed to be included in such registration by the Purchasers) requested to be included in such registration by holders of Equity Securities on the date hereof with registration rights, PRO RATA among such holders on the basis of the ratio which the amount of such Equity Securities requested to be included in such registration by each such holder thereof bears to the total amount of Equity Securities requested to be included in such registration by all of such holders; and (B) SECOND, all other Equity Securities requested by other Persons to be included such registration.

                  (vi) RESTRICTIONS ON DEMAND REGISTRATION. If, while a Demand Request is pending pursuant to this Section 15.1, the Company has been advised by legal counsel that the filing of a registration statement would require the disclosure of a material transaction and the Company (as determined by its Board) reasonably determines in good faith that such disclosure would have a material adverse effect on the Company, then the Company shall not be required to effect (but shall be required to prepare) a registration pursuant to this Section 15.1 until the earlier of (A) the date upon which such material transaction is otherwise disclosed to the public or ceases to be material and (B) ninety (90) days after the Company makes such good faith determination, PROVIDED that the Company shall not be permitted to delay a requested registration more than once in any 12-month period and PROVIDED, FURTHER, that in the event the Company exercises its rights under this
         Section 15.1(a)(vi), the registration shall not be counted as a Demand Registration for purposes of Section 15.1(a)(i) hereof until actually effected. The Company shall be obligated to pay all Registration Expenses in connection with all such withdrawn or delayed registrations.

         (b) RESCISSION. A requested registration under this Section 15.1 may be rescinded by written notice to the Company by the Purchasers prior to the registration statement related thereto being declared effective by the Commission. Such rescinded registration shall not count as a registration statement initiated pursuant to this Section 15.1 for purposes of clause (a)(i) above, provided that, subject to the following provisions of this clause (b) and as otherwise provided in Section 15.1(a)(vi), the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 15.1, the request of which has been subsequently withdrawn by the Purchasers. In such case, (i) the Purchasers shall bear all such Registration

Expenses, and (ii) the Company shall be deemed not to have effected a registration pursuant Section 15.1; unless, however, the Purchasers agree to forfeit their right to a Demand Request pursuant to Section 15.1, in which case all Registration Expenses shall be borne by the Company. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Purchasers have learned of a material adverse change in the condition or business of the Company from that known to the Purchasers at the time of its Demand Request, then the Purchasers shall not be required to pay any of said Registration Expenses (and shall not forfeit their Demand Request) and the Company shall pay all such Registration Expenses.

         Section 15.2 PIGGYBACK REGISTRATIONS.

         (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its equity securities under the 1933 Act (other than pursuant to a transaction described in Rule 145 of the 1933 Act or on Form S-4 or S-8), whether or not for sale for its own account, the Company will each time give prompt written notice of such proposed filing to the Purchasers (i) in all cases at least 30 days before the anticipated effective date and (ii) in the case of a proposed registration in connection with the exercise of any demand registration rights (other than the demand registration rights under Section 15.1 hereof) within five (5) Business Days after the Company receives notice of such demand. Such notice shall offer the Purchasers the opportunity to register such amount of their Registrable Securities as they shall request (a "PIGGYBACK REGISTRATION") subject to Sections 15.2(b) and 15.2(c) hereof. Subject to Sections 15.2(b) and 15.2(c) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after such notice has been given by the Company to the Purchasers; provided that the Company (as determined by the Board) may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other securities originally proposed to be registered thereunder (but shall still be obligated to pay all Registration Expenses in connection therewith), PROVIDED, HOWEVER, that any such withdrawal or termination shall be without prejudice to the rights of the Purchasers to cause such registration to be effected pursuant to a registration under Section 15.1 hereof. If the Registration Statement relating to the Piggyback Registration is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The Purchasers shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration unless the Purchasers have otherwise agreed with the underwriters of such offering.

         (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company by or through one or more underwriters and the managing underwriters thereof advise the Company in writing that in their good faith judgment the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in the Registration Statement relating to such registration (i) FIRST, the securities the Company proposes to sell,
(ii) SECOND, the Registrable Securities requested to be included in such registration by the Purchasers and Equity Securities (other than Registrable Securities) requested to be included in such registration by holders of Equity Securities on the date hereof with registration rights, reduced, if necessary, on a PRO RATA basis, based on the ratio which the amount of such Equity Securities requested to be included in such registration by each Purchaser or other securityholder bears to the total amount of Equity Securities requested to be included in such registration by all such securityholders, and (iii) THIRD, all other Equity Securities requested by other Persons to be included in such registration provided that, if such registration contemplates an "over-allotment option" on the part of underwriters, to the extent such over-allotment option is exercised and the Purchasers were excluded from registering any of the Registrable Securities they requested be included in such registration (the "EXCLUDED REGISTRABLE SECURITIES") pursuant to the priority provisions of
Section 15.2(b) or 15.2(c), then the over-allotment option shall be fulfilled through the registration and sale of the Excluded Registrable Securities, subject to the priority provisions of Section 15.2(b)(ii) above.

         (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of any holders of Equity Securities (other than the holders of Registrable Securities), by or through one or more underwriters and the managing underwriters advise the Company in writing that in their good faith judgment the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, the Company will include in such registration, (i) FIRST, the securities proposed to be sold by the Person initiating such registration, (ii) SECOND, the Registrable Securities requested to be included in such registration by the Purchasers and Equity Securities owned by such other securityholders exercising piggyback rights granted by the Company to such securityholders, based on the ratio which the amount of such Equity Securities requested to be included in such registration by each Purchaser or other securityholder bears to the total amount of Equity Securities requested to be included in such registration by all such securityholders and (iii) THIRD, all other Equity Securities requested by other Persons to be included in such registration.

         Section 15.3 HOLDBACK AGREEMENTS: PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

         (a) HOLDBACK AGREEMENT OF EQUITYHOLDERS OF REGISTRABLE SECURITIES. If the Company shall at any time register securities under the 1933 Act (whether or not for its own account and including any registration pursuant to Sections 15.1 and 15.2 hereof), each Purchaser agrees, if so requested (pursuant to timely notice) by the managing underwriter of an underwritten registration not to effect any public sale or public distribution of any Equity Securities, other than those securities included in a registration pursuant Sections 15.1 or 15.2 hereof which originally triggered the obligations under this Section 15.3(a) without the prior written consent of such managing underwriter, during the thirty (30) days prior to the effective date of such registration and until the earlier of (i) the end of the 90-day period or, in the case of the Initial Public Offering, 180-day period, beginning on the effective date of such registration and (ii) the abandonment of such offering. Notwithstanding the provisions of the preceding sentence, a the Purchasers may sell any or all of their Registrable Securities in a private sale. The Company may legend and impose stop transfer instructions on any certificate evidencing securities relating to the restrictions provided in this Section 15.3(a).

         None of the foregoing provisions of this Section 15.3(a) shall apply to the Purchasers if they are prevented by applicable statute or regulation from entering into any such agreement or must otherwise dispose of their securities as a consequence of a regulatory issue; PROVIDED, that the Purchasers shall undertake not to effect any public sale or public distribution of the applicable class of Registrable Securities unless they have provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

         (b) HOLDBACK AGREEMENT OF THE COMPANY. During the period (x) beginning 30 days prior to the effective date of any registration statement filed with respect to Registrable Securities pursuant to a Demand Registration or Piggyback Registration and such registration is an underwritten public offering and (y) ending 90 days or, in the case of the Initial Public Offering, 180 days after the effective date of any such registration statement (if such lock-up period is required by the underwriters), the Company shall not (except as part of such registration) effect any public sale or public distribution of any of its Equity Securities for its own account (other than in connection with any employee stock option or other benefit plan). The Company shall use its reasonable best efforts to cause each of its directors, members of management and other stockholders who are not a party hereto to agree in writing to be bound to provisions substantially similar to those set forth in this Section 15.3(b) except with respect to sales made pursuant to any plan implemented in accordance with Rule 10b5-1 of the 1934 Act.

         (c) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. Neither Purchaser may participate in any registration hereunder which is underwritten unless such Purchaser (i) agrees to sell such Purchaser's securities on the basis provided in any underwriting arrangements approved by such Persons entitled hereunder to approve such arrangements and (ii) timely completes and executes all questionnaires, customary powers of attorney, customary indemnities, customary underwriting agreements and other customary documents required under the terms of such underwriting arrangements; PROVIDED, that no Purchaser included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties, on a several but not joint basis, regarding such Purchaser, its ownership of Registrable Securities, such Purchaser's intended method of distribution and any information requested to be included in the registration statement in writing by the Purchasers.

         Section 15.4 REGISTRATION PROCEDURES. Whenever the Company is required to register Registrable Securities pursuant to this Agreement, the Company will use its best efforts to effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities as prescribed by Section 15.1 or 15.2 on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof and use its best efforts to cause each such

Registration Statement to become and remain effective for up to 180 days; PROVIDED, HOWEVER, that before filing a Registration Statement, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement, the underwriters, if any, and any attorney, accountant or other agent retained by any such holder of Registrable Securities or underwriters (i) copies of all such documents proposed to be filed and (ii) if requested, financial and other information required by the Commission to be included in such Registration Statement and all financial and other records, pertinent corporate documents and properties of the Company customarily reviewed in connection with an underwritten registration; and shall cause the officers, directors and employees of the Company, counsel to the Company and independent certified public accountants of the Company, to respond to such inquiries and supply all information, as shall be necessary, in the opinion of respective counsel to such holders and underwriters, to conduct a reasonable investigation within the meaning of the 1933 Act, and in the case of a Demand Registration, will not file any Registration Statement to which the Purchasers or the underwriters, if any, shall reasonably object;

         (b) prepare and file with the Commission such amendments, post-effective amendments and prospectus supplements to such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or (ii) 180 days after the effective date of such Registration Statement; PROVIDED, that the Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that results in the selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period;

         (c) furnish or make available to each selling Holder of Registrable Securities covered by a registration statement and to each underwriter, if any, such number of copies of such registration statement, each amendment and post-effective amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus and any supplement to such prospectus and any other prospectus filed under Rule 424 of the 1933 Act), in each case including all exhibits, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or to be disposed of by such underwriter (the Company hereby consenting to the use in accordance with all Applicable Law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospects (or preliminary prospectus or supplement thereto) by each such seller and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

         (d) use its best efforts to register or qualify and, if applicable, to cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the securities to be included in a Registration Statement for offer and sale under the securities or blue sky laws of such jurisdictions within the United States of America as any such selling holder or managing underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered by the applicable Registration Statement; PROVIDED that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction;

         (e) cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class as the Registrable Securities are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such Registration Statement as NASDAQ "national market system security" within the meaning of Rule 11Aa2-l under the 1934 Act or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

         (f) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;

         (g) comply with all applicable rules and regulations of the Commission, and make available to its security holders an eamings statement satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder (or any similar rule promulgated under the 1933 Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which eamings statement shall cover said 12-month periods;

         (h) permit any holder of Registrable Securities which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

         (i) use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the securities included therein for sale in any jurisdiction within the United States of America, and, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction within the United States of America, the Company will use its best efforts promptly to obtain the withdrawal of such order at the earliest possible moment;

         (j) if the Piggyback Registration or Demand Registration is an underwritten registration, obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the selling holders of Registrable Securities) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, and each selling holder of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as the underwriters, if any, or the holders of a majority of the Registrable Securities being sold may reasonably request;

         (k) obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the selling holders of the Registrable Securities being sold), addressed to each selling holder and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer's counsel requested in underwritten offerings, such as the effectiveness of the Registration Statement and such other matters as may be reasonably requested by such counsel and underwriters, if any;

         (l) promptly (but in any event, within two (2) Business Days) notify the selling holders of Registrable Securities, their counsel and the managing underwriters, if any, and confirm such notice in writing,

                  (i) when a prospectus or any supplement or post-effective amendment to such prospects has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective,

                  (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related prospects or for additional information,

                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings by any Person for that purpose,

                  (iv) if at any time the representations and warranties of the Company contemplated by clause (i) of paragraph (q) below cease to be true and correct in any respect,

                  (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening, of any proceeding for such purpose,

                  (vi) of the happening of any event that makes any statement made in such Registration Statement untrue in any material respect or that requires the making of any changes in such Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any prospects), not misleading, and

                  (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

         (m) if requested by the managing underwriters, if any, or a holder of Registrable Securities being sold, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, and the holders of the Registrable Securities being sold reasonably request in writing to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospects, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

         (n) furnish to each selling holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement;

         (o) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities not bearing any restrictive legends and in a form eligible for deposit with The Depository Trust Company to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or each holder of Registrable Securities may request at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters;

         (p) as promptly as practicable upon the occurrence of any event contemplated by clause (vi) of paragraph (l) above, prepare a supplement or post-effective amendment to the Registration Statement, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the prospectus will not contain an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (q) in connection with an underwritten registration, enter into such agreements (including underwriting agreements in customary form, scope and substance) and take all such other actions in connection therewith as the holders of a majority of the Registrable Securities being sold (or in the case of a Demand Registration, the Purchasers) or the underwriters reasonably request in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection:

                  (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters with respect to the business of the Company and the Registration Statement, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, if and when requested;

                  (ii) cause the underwriting agreement to include the indemnification and contribution provisions and procedures substantially similar to (and no less favorable to the selling holders of Registrable Securities and the underwriters than) those contained in
         Section 15.6 hereof with respect to all parties to be indemnified pursuant to said Section (or, with respect to the indemnification of such underwriters, such similar indemnification and contribution provisions as such underwriters shall customarily require);

                  (iii) deliver such documents and certificates as may be requested by the Holders of Registrable Securities being sold and managing underwriters to evidence compliance with clause (i) above and with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company, it being understood that the above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by the holders of a majority of the Registrable Securities being sold (or in the case of a Demand Registration, the Purchasers); and

                  (iv) cause its employees and personnel to use their commercially reasonable efforts to support the marketing of the Registrable Securities (including, without limitation, the participation in one (1) "road show" as requested by the Purchasers) to the extent possible taking into account the Company's business needs and the requirements of the marketing process.

         (r) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

         (s) use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Registration Statement contemplated hereby.

         Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 15.4(l)(ii), 15.4(l)(iii), 15.4(l)(v), 15.4(l)(vi) or 15.4(l)(vii), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until such holder's receipt of the copies of the supplemented or amended Registration Statement contemplated by Section 15.4(p), or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the time periods mentioned in Section 15.1 hereof shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement receives (x) the copies of the supplemented or amended prospectus contemplated by Section 15.4(p) hereof or (y) the Advice, as the case may be.

         Section 15.5 REGISTRATION EXPENSES.

         All expenses incident to the Company's performance of or compliance with this Section 15, including without limitation (i) all registration, filing fees and expenses (including fees with respect to filings made with NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter", as may be required by the rules and regulations of the NASD), (ii) fees and expenses of compliance with all Federal securities and State "blue sky" laws (including reasonable fees and disbursements of one blue sky counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or holders of a majority of the Registrable Securities being sold (or in the case of a Demand Registration, the Purchasers) may designate), (iii) printing expenses (including printing certificates for the Registrable Securities to be sold and the Registration Statements), messenger and delivery expenses, duplication, word processing, and telephone expenses, (iv) fees and disbursements of counsel for the Company, and
(v) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and "cold comfort" letters incident to such registration), underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by the Company regardless of whether a Registration Statement becomes effective; PROVIDED that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the fees and expenses of any Person, including special experts, retained by the Company, the expense of any liability insurance and the reasonable fees and expenses of one special counsel for the holders of Registrable Securities being sold chosen by the holders of a majority of Registrable Securities being sold (or in the case of a Demand Registration, the Purchasers), and expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

         Section 15.6 INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the fullest extent permitted by law, the Purchasers and each officer, director, employee, counsel, agent and representative of each Purchaser and each Person who controls any such Person (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) against, and hold it and them harmless from, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees and disbursements) and expenses, including expenses of investigation (collectively, "LOSSES") arising out of, caused by or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a "MISSTATEMENT/OMISSION"), except that the Company shall not be liable (i) insofar as such Misstatement/Omission is based upon and in conformity with information furnished in writing to the Company by the Purchasers expressly for use therein and (ii) to the extent that any such claim arises out of or is based upon a Misstatement/Omission made in any preliminary prospectus, (x) to the extent such Misstatement/Omission is corrected in the final prospectus and (y) having previously been timely furnished by or on behalf of the Company with sufficient copies of the final prospectus, such indemnified Person thereafter fails to deliver such prospectus prior to or concurrently with the sale to the Person who purchased a Registrable Security from such indemnified Person and who is asserting such claim. In connection with an underwritten offering, the Company will indemnify such underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) such underwriters to the same extent as provided above with respect to the indemnification of the Purchasers. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be party.

         (b) INDEMNIFICATION BY THE PURCHASERS. In connection with any Registration Statement in which the Purchasers are participating, each such Purchaser will furnish to the Company in writing such powers of attorney, custody agreements and letters of direction and other information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement, and each such Purchaser agrees to indemnify, to the fullest extent permitted by law, the Company, its directors, officers, employees, counsel, agents or representatives and each Person who controls the Company (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) against, and hold it and them harmless from, any Losses resulting from any Misstatement/Omission, but only to the extent that such

Misstatement/Omission is based upon and in conformity with information furnished in writing by such Purchaser expressly for use in such Registration Statement; PROVIDED that the obligation to indemnify will be individual (several and not joint) to each Purchaser and will be limited to the net amount of proceeds (net of payment of all expenses) received by such Purchaser from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

         (c) In case any action, claim or proceeding shall be brought against any Person entitled to indemnification hereunder, such indemnified party shall promptly notify each indemnifying party in writing, and such indemnifying party shall assume the defense thereon including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such indemnifying party shall not affect any obligation it may have to any indemnified party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced such indemnifying party. Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each indemnified party unless: (i) such indemnifying party has agreed to pay such expenses; (ii) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party or an Affiliate or controlling person of such indemnifying party, and such indemnified party shall have been advised in writing by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party or such Affiliate or controlling person or (y) a conflict of interest may exist if such counsel represents such indemnified party and such indemnifying party or its Affiliate or controlling person; PROVIDED, HOWEVER, that such indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by such indemnified party. If such defense is assumed by the indemnified party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).

         No indemnified party shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). Each indemnifying party agrees, jointly and severally, that it will not, without the indemnified party's prior written consent (which consent shall not be unreasonably withheld), consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

         (d) The indemnifying party's liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

         (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, and will survive the transfer of securities.

         (f) CONTRIBUTION. If the indemnification provided for in this Section
15.6 is unavailable to, or insufficient to hold harmless, an indemnified party under Section 15.6(a) or Section 15.6(b) above in respect of any Losses referred to in such Sections, then each applicable indemnifying party shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Purchasers, on the other, in connection with the Misstatement/Omission which resulted in such Losses, taking into account any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 15.6(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

         The relative fault of the Company, on the one hand, and of the Purchasers, on the other, shall be determined by reference to, among other things, whether the relevant Misstatement/Omission relates to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement/Omission.

         The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 15.6(f) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 15.6(f), the Purchasers shall not be required to contribute any amount in excess of the amount the Purchasers would have been required to pay to an indemnified party if the indemnity under Section 15.6(b) was available.

         No Person who has been determined by a court of competent jurisdiction in a final non-appealable decision to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not been found by a court competent jurisdiction to be guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section
15.6 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

         Section 15.7 RULES 144 AND 144A.

         After the Initial Public Offering, the Company shall timely file the reports required to be filed by it under the 1933 Act and the 1934 Act (including but not limited to the reports under sections 13 and 15(d) of the 1934 Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the 1933 Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the 1933 Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the filing requirements of this Section 15.7.

         Section 15.8 LOCKUP AGREEMENT.

         The Purchasers agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities, until after the first anniversary of the Closing Date unless the Company consents to such sale or distribution in writing.

         Section 15.9 ALTERNATE REGISTRATION RIGHTS. Notwithstanding anything set forth in this Section 15 to the contrary, the parties hereto agree that the registration rights of the Purchasers with respect to the Registrable Securities shall be governed by the provisions of Section 3 of the Equityholders Agreement. Upon the termination of the Equityholders Agreement by the Company, the Purchasers and the investors party thereto, the registration rights of the Purchasers with respect to the Registrable Securities shall be as set forth in this Section 15.

                                  SECTION 16.
                                  MISCELLANEOUS

         (a) NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by personal service, telecopy, United States mail or reputable courier service:

                  (i) if to the Purchasers or subsequent Holders, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the Company; and

                  (ii) if to the Company, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the other parties hereto.

         Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

         (b) FAILURE OR INDULGENCE NOT WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Warrant Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Warrant Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         (c) FEES AND EXPENSES. The Company acknowledges that all out-of-pocket fees and expenses incurred by the Purchaser in connection with the transactions contemplated by this Agreement (including, without limitation, reasonable fees and disbursements of counsel and consultants) shall be paid for by the Company.

         (d) SEVERABILITY. In case any provision in or obligation under this Agreement or the Warrant Certificates shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         (e) HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         (f) APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the parties hereto and their respective successors and assigns and shall insure to the benefit of the parties hereto and the successors and assigns of each Holder.

         (h) COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         (i) HOLDER OF WARRANT NOT A STOCKHOLDER. Prior to the exercise of a Warrant, no Holder, except as specifically provided herein or in the Warrant, shall be entitled to any of the rights of, or be deemed to be, a stockholder.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

NOTICE ADDRESS:                               THANE INTERNATIONAL, INC.

78-140 Calle Tampico
La Quinta, CA 92253                           By:
Attention:  William F. Hay                        -----------------------------
            Kandy Lee Allen, Esq.                 Name:
Telephone:  (760) 777-0217                        Title:
Facsimile:  (760) 777-0214

with a copy to:

H.I.G. Direct Marketing Holdings, Inc.
c/o HIG Capital Management, L.L.C.
1001 Brickell Bay Drive, 27th Floor
Miami, Florida 33131
Attention:  Steven Martinez
Telephone:  (305) 379-2322
Facsimile:  (305) 379-2013

and a copy to:

White & Case LLP
200 South Biscayne Boulevard
Miami, Florida 33131
Attention:  Jorge L. Freeland, Esq.
            James M. Moakley, Esq.
Telephone:  (305) 995-5247
Facsimile:  (305) 358-5744


                       [WARRANT AGREEMENT SIGNATURE PAGE]

NOTICE ADDRESS:                            PARIBAS NORTH AMERICA, INC.

787 Seventh Avenue
New York, New York 10019                   By
Attention:  Edward Irwin                     ----------------------------------
Telephone:  (212) 841-2000                   Name:
Facsimile:  (212) 841-2363                   Title:

with a copy to:

O'Melveny & Myers LLP
153 E. 53rd Street
New York, New York 10022
Attention:  Barry Levinson, Esq.
Telephone:  (212) 326-2203
Facsimile:  (212) 326-2061


NOTICE ADDRESS:                            PARIBAS CAPITAL FUNDING LLC

787 Seventh Avenue
New York, New York 10019                   By
Attention:  Michael Weinberg                 ----------------------------------
Telephone:  (212) 841-2000                   Name:
Facsimile:  (212) 841-2363                   Title:

with a copy to:

Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601
Attention:  Christopher Butler, Esq.
Telephone:  (312) 861-2298
Facsimile:  (312) 861-2200




                       [WARRANT AGREEMENT SIGNATURE PAGE]

                                                                   EXHIBIT 12(c)



---------------- ------------------------------- --------------------------------- ------------------ ----------------
 OPTION NUMBER              OPTIONEE                     DATE OF ISSUANCE          NUMBER OF OPTIONS   OPTION PRICE
---------------- ------------------------------- --------------------------------- ------------------ ----------------
       1                  Mark Taylor                     June 10, 1999                    10,000            $8.60
---------------- ------------------------------- --------------------------------- ------------------ ----------------
       2                  Denise Kovac                    June 10, 1999                     7,500            $8.60
---------------- ------------------------------- --------------------------------- ------------------ ----------------
       3                 Andrew Tobias                   October 1, 1999                    5,000            $8.60
---------------- ------------------------------- --------------------------------- ------------------ ----------------
       4                  Mark Taylor                      June 1, 2000                    10,000           $30.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
       5                 Marty Fahncke                     July 1, 2000                     5,000           $60.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
       6                 Robert Mednick                   August 1, 2000                   10,000           $40.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
       7                  Denise Kovac                  September 1, 2000                   2,500           $40.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
       8                  Kandy Allen                    October 1, 1999                    2,500            $8.60
---------------- ------------------------------- --------------------------------- ------------------ ----------------
       9                    Mike See                      August 5, 2001                    2,500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      10               Kristina Taborski                  August 5, 2001                    2,500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      11                 Donna Lewallen                   August 5, 2001                    1,000          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      12               Danijela Todorovic                 August 5, 2001                    2,000          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      13                  Patty Booth                     August 5, 2001                    2,000          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      14                Brett J. Wilson                   August 6, 2001                    2,601          $200.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      15                Brett J. Wilson                   August 6, 2001                      289          $200.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      16                  John Devlin                     August 6, 2001                      918          $200.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      17                  John Devlin                     August 6, 2001                      102          $200.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      18               Stephen D. Newman                  August 6, 2001                     2601          $200.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      19               Stephen D. Newman                  August 6, 2001                      289          $200.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      20                  Joseph Wosik                    August 6, 2001                    1,530          $200.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      21                  Joseph Wosik                    August 6, 2001                      170          $200.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      22                 Jacque Bailey                    August 5, 2001                    1,000          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      23                 Leeann Johnson                   August 5, 2001                    5,000          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      24                 Suzanne Clark                    August 5, 2001                    2,500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      25                 Robin Stevens                    August 5, 2001                      500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      26                  Howard Frost                    August 5, 2001                      500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      27                 Julie Campbell                   August 5, 2001                      500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      28                 Tony Meirovitz                   August 5, 2001                      500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      29                    Jeff Moe                      August 5, 2001                      500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      30                  Bruce Feagle                    August 5, 2001                      500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      31                   Tom Rolapp                     August 5, 2001                      500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      32                Allison Fallick                   August 5, 2001                      500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      33                  Kandy Allen                     August 5, 2001                    2,500          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------
      34                 Andrew Tobias                    August 5, 2001                    4,000          $175.00
---------------- ------------------------------- --------------------------------- ------------------ ----------------

---------------- ------------------------------- --------------------------------- ------------------ ----------------
TOTAL                                                                                      90,000
---------------- ------------------------------- --------------------------------- ------------------ ----------------

